Exhibit 99.1

  Immersion Corporation Reports Third Quarter 2007 Financial Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--Nov. 1, 2007--Immersion Corporation (NASDAQ:IMMR), a leading developer and licensor of touch feedback technology, today announced its third quarter 2007 financial results. Revenues were $9.8 million for the quarter ended September 30, 2007 or 49% higher when compared to revenues of $6.6 million for the third quarter of 2006.

    Net income for the third quarter was $493,000 compared to a net loss of $(3.2) million for the third quarter of 2006. Diluted earnings per share were $0.02 for the quarter compared to $(0.13) loss per share for the third quarter of 2006.

    Revenues were $24.8 million for the nine months ended September 30, 2007 compared to revenues of $19.2 million for the first nine months of 2006. Net income for the first nine months of 2007 was $123.1 million, or $3.93 diluted earnings per share, compared to a net loss of $(8.4) million, or $(0.34) loss per share, for the first nine months of 2006.

    As of September 30, 2007, Immersion had cash, cash equivalents, and short-term investments totaling $137.2 million compared to $135.5 million as of June 30, 2007.

    "Immersion has now completed three consecutive profitable quarters with very strong year-to-date revenue growth compared to the first nine months of 2006. Revenue from our Medical business grew 22%, Touch Interface Products 32%, and Gaming 47%. We also reached a significant level of third-quarter revenue of $930,000 in our Mobility business," said Victor Viegas, Immersion CEO, president, and chairman of the board.

    "We recently completed a strategic plan for significantly growing revenue and shareholder value, targeting growth opportunities in three areas: medical simulators, mobile devices, and tactile feedback for touchscreens," continued Viegas. "The plan involves product and technology development, sales and marketing initiatives, financial plans, and organizational changes.

    "Over the past five years, the Immersion team and I have built and defended a strong intellectual property portfolio, invested in markets and technologies that have become long-term growth opportunities, and steered the company to profitability. As the leading company in haptics technology, Immersion is positioned for substantial growth as markets increasingly recognize the value of haptics. Now is the right time to bring in additional management strength in sales and marketing to drive our growth initiatives while I continue to provide my expertise in licensing, intellectual property, and business negotiations. Therefore, the Immersion Board of Directors and I are announcing several organizational changes," concluded Viegas.

    Effective October 31, 2007, Victor Viegas, currently CEO, president, and director of Immersion was elected chairman of the board, and Jack Saltich, who has served on the board since January 2002, was elected lead independent director in accordance with corporate governance best practices. Mr. Viegas continues as CEO and president while the Immersion Board of Directors conducts an open search for a new CEO.

    In addition, the company will add a new board member to strengthen experience in the mobile communications industry. A search has begun for candidates with sales and marketing experience in the wireless operator and mobile phone market.

    "These changes help position Immersion for its next stage of growth, one based on building strong businesses from its solid foundation of intellectual property, technology, and product solutions," said Jack Saltich, lead director. "As the company continues to benefit from Vic's leadership and financial background as chairman of the board, it will also benefit from a new CEO and a new board member who will each bring additional skills, strong sales and marketing background, and experience in one or more of our target markets."

    In a separate press release today, Immersion announced that its board of directors authorized the repurchase of up to $50 million of the company's common stock as part of its strategic financial plan.

    Immersion will host a conference call with company management on Thursday, November 1, 2007 at 5:00 p.m. Eastern time to discuss operating results for the third quarter ended September 30, 2007. A question and answer session will follow. To listen to the call, dial +1 800.374.2366 approximately five minutes prior to the start of the call and enter confirmation number 6600963. The call will be archived and available for replay until November 8, 2007, by dialing +1
800.642.1687 and entering confirmation number 6600963. The call will also be simulcast on the Internet through Immersion Corporation's Web site, http://www.immersion.com. An audio replay of the call will be archived and available at www.immersion.com for replay until November 2, 2008.

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion's advanced touch feedback technology (www.immersion.com/corporate/products/), electronic user interfaces can be made more productive, compelling, entertaining, or safer. Immersion's technology is deployed across automotive, entertainment, industrial controls, medical training, mobility, and three-dimensional simulation markets. Immersion's patent portfolio includes over 600 issued or pending patents in the U.S. and other countries.

    Forward-Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, profitability targets or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements regarding an action or inaction regarding repurchase of company common stock; any statements concerning the impact of organizational changes or the timeline for implementing those changes; any statements regarding consumer or market acceptance of touch feedback products in general; future development of force feedback products; proposed products or services; any statements regarding future economic conditions or performance; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business, which include but are not limited to delay in or failure to achieve commercial demand for Immersion's expanded technology offerings; a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments; and risks and uncertainties associated with ongoing and prospective litigation.

    For a more detailed discussion of these factors and other factors that could cause Immersion's actual results to vary materially, interested parties should review the risk factors listed in Immersion's most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion's beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    Immersion and the Immersion logo are trademarks of Immersion
Corporation in the U.S. and other countries.



                        Immersion Corporation
           Condensed Consolidated Statements of Operations
               (In thousands, except per share amounts)
                             (Unaudited)

                                  Three Months         Nine Months
                               Ended September 30, Ended September 30,
                                 2007      2006       2007      2006
                               --------- --------- ---------- --------
Revenues:
  Royalty and license          $  2,904  $  1,336  $   7,862  $ 4,948
  Product sales                   5,420     4,261     14,299   11,544
  Development contracts and
   other                          1,479       962      2,651    2,752
                               --------- --------- ---------- --------
         Total revenues           9,803     6,559     24,812   19,244
                               --------- --------- ---------- --------

Costs and expenses:

  Cost of product sales
   (exclusive of amortization
   of intangibles shown
   separately below)              2,563     1,980      6,533    5,137
  Sales and marketing             2,825     3,068      8,558    9,154
  Research and development        2,482     1,894      7,538    5,425
  General and administrative      2,781     2,463      9,162    7,570
  Amortization of intangibles       243       227        739      656
  Litigation conclusions and
   patent license                     -      (300)  (134,900)  (1,350)
                               --------- --------- ---------- --------
         Total costs and
          expenses               10,894     9,332   (102,370)  26,592
                               --------- --------- ---------- --------

Operating income (loss)          (1,091)   (2,773)   127,182   (7,348)
Interest and other income
 (expense), net                   1,645      (340)     3,013     (963)
                               --------- --------- ---------- --------

Income (loss) before provision
 for income taxes                   554    (3,113)   130,195   (8,311)

Provision for income taxes          (61)      (44)    (7,093)    (131)
                               --------- --------- ---------- --------

Net income (loss)              $    493  $ (3,157) $ 123,102  $(8,442)
                               ========= ========= ========== ========

Basic net income (loss) per
 share                         $   0.02  $  (0.13) $    4.60  $ (0.34)
                               --------- --------- ---------- --------

Shares used in calculating
 basic net income (loss) per
 share                           28,630    24,590     26,768   24,519
                               --------- --------- ---------- --------

Fully diluted net income
 (loss) per share              $   0.02  $  (0.13) $    3.93  $ (0.34)
                               --------- --------- ---------- --------

Shares used in calculating
 fully diluted net income
 (loss) per share                31,399    24,590     31,408   24,519
                               --------- --------- ---------- --------



                        Immersion Corporation
                Condensed Consolidated Balance Sheets
                            (In thousands)

                                           September 30,    December 31,
                                                2007            2006
                                            (Unaudited)         (1)
                                           -------------- --------------
ASSETS
  Cash and cash equivalents                $     105,459  $      32,012
  Short-term investments                          31,782              -
  Accounts receivable, net                         5,277          5,153
  Inventories, net                                 3,077          2,639
  Deferred income taxes                            4,267              -
  Prepaid expenses and other current
   assets                                            798          1,179
                                           -------------- --------------
            Total current assets                 150,660         40,983

  Property and equipment, net                      2,122          1,647
  Intangibles and other assets, net                9,172          7,385
                                           -------------- --------------

TOTAL ASSETS                               $     161,954  $      50,015
                                           ============== ==============

LIABILITIES
  Accounts payable                         $       1,511  $       2,334
  Accrued compensation                             2,083          1,526
  Income taxes payable                               662              -
  Other accrued liabilities                        1,926          1,750
  Deferred revenue and customer advances           5,302          1,716
                                           -------------- --------------
            Total current liabilities             11,484          7,326

  Long-term debt                                       -         18,122
  Long-term liabilities and deferred
   revenue                                        14,364         32,559
  Long-term customer advance from
   Microsoft                                           -         15,000
                                           -------------- --------------
            Total liabilities                     25,848         73,007

STOCKHOLDERS' EQUITY (DEFICIT)                   136,106        (22,992)
                                           -------------- --------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY
 (DEFICIT)                                 $     161,954  $      50,015
                                           ============== ==============

(1) Derived from Immersion's annual audited consolidated financial statements.


    CONTACT: Immersion Corporation
             Stephen Ambler, +1 408-467-1900
             invest@immersion.com